UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 16, 2015

Symetra Financial Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-33808	20-0978027
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

777 108th Avenue NE, Suite 1200, Bellevue, Washington		98004 (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code: (425) 256-8000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 16, 2015, Symetra Financial Corporation (the “Company”) entered into a term loan credit agreement (the “Credit Agreement” and the loans to be funded thereunder, the “Term Loans”) with the lenders party thereto, U.S. Bank National Association, as Administrative Agent, Wells Fargo Bank, National Association and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, SunTrust Bank, as Documentation Agent, and U.S. Bank National Association, Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as Lead Arrangers and Bookrunners.  During the Availability Period (as defined below), the Company may borrow up to $300.0 million of unsecured Term Loans on a single delayed-draw basis (the date of such borrowing, the “Funding Date”).  The Term Loans are scheduled to mature two years after the Funding Date, which maturity may be extended subject to certain conditions in the Credit Agreement.  The Funding Date may occur during the period beginning on the effective date of the Credit Agreement and ending on April 1, 2016 (the “Availability Period”).  The Company will use the proceeds of the Term Loans to repay, redeem or discharge its 6.125% Senior Notes that are scheduled to mature on April 1, 2016.

The Term Loans will bear interest at a variable annual rate based, at the Company’s option, on LIBOR or on a base rate, plus, in each case, an applicable margin. Under the terms of the Credit Agreement, the Company is required to comply with certain financial ratios, in particular:

•	each of the Company’s material insurance subsidiaries must maintain a risk-based capital ratio of at least 225%, measured at the end of each year and

•	the Company’s debt-to-capitalization ratio, excluding AOCI, may not exceed 35%, measured at the end of each quarter.

In addition, the Company has agreed to other covenants restricting the ability of its subsidiaries to incur additional indebtedness, the ability of the Company and its subsidiaries to create liens and ability of the Company to change its fiscal year and to enter into new lines of business, as well as other customary affirmative covenants.

The Company’s ability to borrow Term Loans during the Availability Period is subject to the following conditions: (i) certain representations and warranties of the Company must be true in all material respects on the Funding Date and (ii) the Company must not be in default under the Credit Agreement (after giving effect to the funding of the Term Loans) including by failing to comply with the covenants described above.

The foregoing description is a summary of the material terms of the Credit Agreement and is not complete and is qualified in its entirety by reference to the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the Credit Agreement set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Credit Agreement among Symetra Financial Corporation, the lenders party thereto and U.S. Bank National Association, as Administrative Agent, dated as of October 16, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2015	SYMETRA FINANCIAL CORPORATION

	By:	/s/ David S. Goldstein

	Name:	David S. Goldstein
	Title:	Senior Vice President, General Counsel and Secretary